Exhibit (d)(1)(xvi)

TENTH AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This tenth amendment (the “Amendment”) to the Investment Advisory Agreement is made as of the 1st day of April, 2014 by and between AQR Funds, on behalf of each Fund listed on Exhibit A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into an Investment Advisory Agreement dated as of December 4, 2008, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Exhibit A of the Agreement in order to add the AQR Emerging Core Equity Fund and AQR Emerging Momentum Fund and to reduce the advisory fee rate for the AQR Emerging Defensive Equity Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF EXHIBIT A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Bradley Asness
	Name: Nicole DonVito		Name: Bradley Asness
	Title: Vice President		Title: Chief Legal Officer

EXHIBIT A

(Amended as of April 1, 2014)

Name of Series	Commencement Date	Advisory Fee
		Each fee will be based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 6 of the Agreement.
AQR Global Equity Fund	December 31, 2009	0.40%
AQR International Equity Fund	August 28, 2009	0.45%
AQR Momentum Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.25%
AQR Small Cap Momentum Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.35%
AQR International Momentum Fund	July 9, 2009 (Class L); December 17, 2012 (Class N)	0.35%
AQR Emerging Momentum Fund	, 2014	0.50%
AQR Managed Futures Strategy Fund	January 5, 2010	1.05%
AQR Tax-Managed Momentum Fund	January 27, 2012 (Class L), December 17, 2012 (Class N)	0.30%
AQR Tax-Managed Small Cap Momentum Fund	January 27, 2012 (Class L), December 17, 2012 (Class N)	0.40%
AQR Tax-Managed International Momentum Fund	January 27, 2012 (Class L), December 17, 2012 (Class N)	0.40%
AQR U.S. Defensive Equity Fund	July 9, 2012	0.25%
AQR International Defensive Equity Fund	July 9, 2012	0.35%
AQR Emerging Defensive Equity Fund	July 9, 2012	0.50%

AQR Risk-Balanced Commodities Strategy Fund	July 9, 2012	0.60% on the first $1 billion in assets
		0.575% on assets in excess of $1 billion up to $3 billion
		0.55% on assets in excess of $3 billion
AQR Risk Parity II MV Fund	November 5, 2012	0.50% on the first $1 billion in assets
		0.475% on assets in excess of $1 billion up to $3 billion
		0.45% on assets in excess of $3 billion
AQR Risk Parity II HV Fund	November 5, 2012	0.70% on the first $1 billion in assets
		0.675% on assets in excess of $1 billion up to $3 billion
		0.65% on assets in excess of $3 billion
AQR Core Equity Fund	March 26, 2013	0.30%
AQR Small Cap Core Equity Fund	March 26, 2013	0.45%
AQR International Core Equity Fund	March 26, 2013	0.40%
AQR Emerging Core Equity Fund	, 2014	0.55%

DORMANT FUNDS:

AQR International Small Cap Fund	[—], 2009	0.65%
AQR Emerging Markets Fund	[—], 2009	0.75%
AQR Equity Plus Fund	[—], 2009	0.70%
AQR Small Cap Core Fund	[—], 2009	0.70%
AQR Small Cap Growth Fund	[—], 2009	0.70%
AQR Risk-Balanced Commodities Strategy LV Fund	July 9, 2012	0.35% on the first $1 billion in assets
		0.325% on assets in excess of $1 billion up to $3 billion
		0.30% on assets in excess of $3 billion